EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ambassadors Group, Inc.
Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-083572, 333-159768 and 333-189533) of Ambassadors Group, Inc. of our report dated March 27, 2014, relating to the consolidated financial statements which appears in this Form 10-K.

/s/BDO USA, LLP
Spokane, Washington
March 27, 2014